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                                                                   EXHIBIT 10.23


                                                                       (LOGO)

FEDERAL LAND BANK ASSOCIATION
OF NORTH MISSISSIPPI, FLCA
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201 E. Sunflower Rd., Ste. 8
Valley Court Square
P.O. BOX 1819
Cleveland, MS 38732
(662) 843-2421
FAX (662) 843-4013


June 6, 2002


Mr. George Hastings
AquaPro Corporation
1100 Highway #3
Sunflower, MS 38778

RE:           Loan #780038 & 824445
              Amendment to loan agreement dated 4/22/02

Dear George:

Your loan agreement as stated dated 4/22/02 in regard to the Distressed Loan Restructuring (DLR) Plan has been amended and approved. This letter is to notify you of that and to formalize the terms, conditions, and consequences of that action.

Terms of the Plan

Under the Plan, you are required to perform as follows.

Loan #780038

        (1) 240 acres which is one of the four tracts used as security under this loan is to be sold and proceeds estimated at $195,000 are to be applied to the current payment + penalty. The balance will be applied to principal. Under this sale the buyer is buying the land and some equipment. A detailed listing of the disbursement of the sale proceeds will be required showing the proceeds that go to the land or equipment purchases.

        (2) Borrower is to pay $2,500 by the 15th day of the month beginning June, 2002 and ending May, 2003 when the annual payment will be due. These payments are to be put into the future pay account to be applied toward the 5/l/2003 installment.

        (3) Once the above proceeds are received, a maturity date change is to be processed changing the installment date from 4/1 to 5/1 each year.

        (4) In addition a mortgage will be taken on all equipment. This will be a requirement in order to approve the partial release or the above listed 240 acres.

        (5) Corporate approval by AquaPro Corporation will be needed on the above listed items.

        (6)     Loans #780038 & #824445 are to be cross-collateralized.







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Loan #824445

        (1) Borrower is to pay $10,000 by the 15th day of the month beginning June, 2002 and ending May, 2003 when the annual payment will be due. The application of the $10,000 monthly payments are to be applied as follows: The first nine payments totaling $90,000 to be applied to principal. The remaining payments will be placed in the Future Pay Fund to be used against the 5/1/03 payment.

        (2) Upon receipt of the first $10,000 payment this loan will be reamortized for the remaining period of the loan. Also a maturity date change will be processed changing the installment date from 1/1 to 5/1 each year.

        (3) In addition a mortgage will be taken on all equipment. This requirement will include both loans under AquaPro Corporation at the Land Bank (Loan #824445 & #780038). This will be a requirement of the reamortization under this loan.

        (4) Corporate approval by AquaPro Corporation will be needed on the above listed items.

        (5)     Loans #780038 & #824445 are to be cross-collateralized.

All of the above listed requirements under both loans are contingent on AquaPro Corporation securing operating financing for 2002. Also this plan will also be subject to borrower following the operating plan as shown by the attached cash flow, which includes restocking of ponds as needed during the 2002 year.

Consequences and Events of Default

You are now operating under an approved DLR plan. Should you fail to perform any of the requirements as specified above (Terms of Plan) then you will be considered in default of the Plan. Should you default while this DLR plan is in effect, you will not be entitled to a restructuring of the existing plan, nor will you be eligible to apply for a DLR a second time. Should you default, the association will commence collection action, and you will be expected to cure in full each and every default in your performance under the existing loan documents.

Acceptance and Agreement

Each obligor will be required to signify his or her acceptance and agreement of the approved Plan and other conditions thereto by signing this letter and returning to me. Your failure to do so within 15 business days from the date hereof will be deemed a rejection of the plan by you, and the bank will then proceed with foreclosure action.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please contact me should you have any questions.

                                         Sincerely,

                                         Tully Boyer

                                         Tully Boyer
                                         Vice President

SIGNED:

George S. Hastings, Jr.                        George S. Hastings, Jr.
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George S. Hastings, Jr.                        George S. Hastings, Jr. President
                                               AquaPro Corporation